FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

EPS up 11.3% to $1.18
Affirms 2014 financial guidance

MELVILLE, N.Y.  – May 6, 2014 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended March 29, 2014.
Net sales for the first quarter of 2014 were $2.4 billion, an increase of 6.0% compared with the first quarter of 2013.  This consisted of 5.6% growth in local currencies and 0.4% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 2.9% and acquisition growth was 2.7% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the first quarter of 2014 was $102.1 million or $1.18 per diluted share, an increase of 8.4% and 11.3%, respectively, compared with the first quarter of 2013 excluding a non-cash, one-time expense related to debt refinancing.
“We are pleased to begin 2014 with solid first quarter financial results despite severe winter weather throughout many parts of the U.S.,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “While we believe our U.S. sales in each of our business groups were adversely impacted by weather, we are pleased with our first quarter EPS performance and to be affirming our 2014 financial guidance.”
Dental sales of $1.3 billion increased 8.9%, consisting of 8.6% growth in local currencies and 0.3% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 3.5% and acquisition growth was 5.1%.  The 3.5% internal growth in local currencies included 3.6% growth in North America and 3.3% growth in International.
“Our North America Dental sales were highlighted by equipment sales and service revenue growing 16% internally in local currency,” commented Mr. Bergman.  “In our International Dental business, consumable merchandise sales growth accelerated sequentially with internal growth in local currencies the highest it has been in nearly two years, and strategic acquisitions bolstered equipment sales and service revenue growth.”

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Animal Health sales of $654.5 million increased 2.4%, consisting of 2.0% growth in local currencies and 0.4% growth related to foreign currency exchange.  There was no acquisition impact for the quarter.  The 2.0% internal growth in local currencies included a 0.4% decline in North America and 4.2% growth in International.
“The decline in North America Animal Health sales is largely attributed to adverse weather conditions.  International Animal Health internal sales growth in local currencies was the highest we have reported in a year and a half,” commented Mr. Bergman.
Medical sales of $397.4 million increased 2.2%, including 2.0% growth in local currencies and 0.2% growth related to foreign currency exchange. “Our Medical group continues to focus on large group practices and integrated delivery networks in the U.S.  We are making good progress in advancing the new customer on-boarding process and are seeing positive results,” remarked Mr. Bergman.
Technology and Value-Added Services sales of $81.3 million increased 8.9%, including 8.6% growth in local currencies and 0.3% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 6.2% and acquisition growth was 2.4%.
“Technology and Value-Added Services growth was driven by software sales and value-added services,” commented Mr. Bergman.  “We are particularly pleased with our performance internationally in this category.”

Stock Repurchase Plan
The Company announced that it repurchased approximately 647,000 shares of its common stock during the first quarter at an average price of $116.34 per share, or approximately $75.3 million.  The impact of the repurchase of shares on first quarter diluted EPS was immaterial.  At the close of the first quarter, Henry Schein had approximately $225 million authorized for future repurchases of its common stock.

2014 EPS Guidance
Henry Schein today affirmed 2014 financial guidance, as follows:

•	For 2014, the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.29 to $5.39, which represents growth of 7% to 9% compared with 2013 results excluding certain one-time items.
•
Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

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First Quarter Conference Call Webcast
The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 17,000 Team Schein Members and serves more than 800,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 26 countries.  The Company's sales reached a record $9.6 billion in 2013, and have grown at a compound annual rate of approximately 16% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein website at www.henryschein.com.

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Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 29,	March 30,
	2014	2013

Net sales	$2,430,159	$2,293,511
Cost of sales	1,733,446	1,646,520
Gross profit	696,713	646,991
Operating expenses:
Selling, general and administrative	539,445	493,362
Operating income	157,268	153,629
Other income (expense):
Interest income	3,455	3,205
Interest expense (1)	(5,258)	(12,727)
Other, net	3,580	(370)
Income before taxes and equity in earnings of affiliates	159,045	143,737
Income taxes	(49,623)	(45,852)
Equity in earnings of affiliates	706	801
Net income	110,128	98,686
Less: Net income attributable to noncontrolling interests	(8,029)	(7,208)
Net income attributable to Henry Schein, Inc.	$102,099	$91,478

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.20	$1.06
Diluted	$1.18	$1.03

Weighted-average common shares outstanding:
Basic	84,808	86,654
Diluted	86,518	88,792

(1)
Includes approximately $6.2 million of one-time expenses related to the refinancing of Henry Schein Animal Health debt during the three months ended March 30, 2013.  These expenses reflect non-cash deferred financing costs and represent $.03 per diluted share during the three months ended March 30, 2013.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 29,	December 28,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$129,115	$188,616
Accounts receivable, net of reserves of $80,286 and $78,298	1,116,502	1,055,216
Inventories, net	1,246,873	1,250,403
Deferred income taxes	77,388	63,865
Prepaid expenses and other	307,028	276,565
Total current assets	2,876,906	2,834,665
Property and equipment, net	285,528	275,888
Goodwill	1,802,905	1,635,005
Other intangibles, net	587,202	417,133
Investments and other	327,569	461,945
Total assets	$5,880,110	$5,624,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$685,915	$824,495
Bank credit lines	144,042	29,508
Current maturities of long-term debt	105,984	5,441
Accrued expenses:
Payroll and related	182,007	216,629
Taxes	165,814	145,161
Other	329,499	329,429
Total current liabilities	1,613,261	1,550,663
Long-term debt	541,687	450,233
Deferred income taxes	287,151	198,674
Other liabilities	136,253	139,526
Total liabilities	2,578,352	2,339,096

Redeemable noncontrolling interests	482,701	497,539
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
85,563,353 outstanding on March 29, 2014 and
85,622,452 outstanding on December 28, 2013	856	856
Additional paid-in capital	297,057	318,225
Retained earnings	2,445,536	2,398,267
Accumulated other comprehensive income	72,862	67,849
Total Henry Schein, Inc. stockholders' equity	2,816,311	2,785,197
Noncontrolling interests	2,746	2,804
Total stockholders' equity	2,819,057	2,788,001
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,880,110	$5,624,636

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 29,	March 30,
	2014	2013

Cash flows from operating activities:
Net income	$110,128	$98,686
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	36,136	32,393
Accelerated amortization of deferred financing costs	-	6,203
Stock-based compensation expense	8,963	5,310
Provision for losses on trade and other accounts receivable	1,323	840
Provision for deferred income taxes	15,744	6,371
Equity in earnings of affiliates	(706)	(801)
Distributions from equity affiliates	1,972	2,881
Other	1,973	3,291
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(29,602)	(25,392)
Inventories	41,559	54,011
Other current assets	(23,446)	14,003
Accounts payable and accrued expenses	(219,293)	(235,843)
Net cash used in operating activities	(55,249)	(38,047)

Cash flows from investing activities:
Purchases of fixed assets	(18,484)	(11,862)
Payments for equity investments and business
acquisitions, net of cash acquired	(144,679)	(32,359)
Other	(3,931)	(68)
Net cash used in investing activities	(167,094)	(44,289)

Cash flows from financing activities:
Proceeds from bank borrowings	114,768	22,827
Proceeds from issuance of debt	190,387	328,000
Debt issuance costs	-	(236)
Principal payments for long-term debt	(396)	(232,905)
Proceeds from issuance of stock upon exercise of stock options	16,450	11,799
Payments for repurchases of common stock	(75,306)	(73,449)
Excess tax benefits related to stock-based compensation	3,350	3,364
Distributions to noncontrolling shareholders	(3,763)	(2,792)
Acquisitions of noncontrolling interests in subsidiaries	(83,793)	(535)
Net cash provided by financing activities	161,697	56,073

Effect of exchange rate changes on cash and cash equivalents	1,145	(5,255)
Net change in cash and cash equivalents	(59,501)	(31,518)
Cash and cash equivalents, beginning of period	188,616	122,080
Cash and cash equivalents, end of period	$129,115	$90,562

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2014 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2014 over Q1 2013

Global	Q1 2014	Q1 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,296,928	$1,190,795	8.9%	0.3%	8.6%	5.1%	3.5%

Animal Health	654,488	639,142	2.4%	0.4%	2.0%	0.0%	2.0%

Medical	397,414	388,862	2.2%	0.2%	2.0%	0.0%	2.0%

Total Health Care Distribution	2,348,830	2,218,799	5.9%	0.4%	5.5%	2.7%	2.8%

Technology and value-added services	81,329	74,712	8.9%	0.3%	8.6%	2.4%	6.2%

Total Global	$2,430,159	$2,293,511	6.0%	0.4%	5.6%	2.7%	2.9%

North America	Q1 2014	Q1 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$769,596	$712,954	7.9%	-1.0%	8.9%	5.3%	3.6%

Animal Health	305,649	306,830	-0.4%	0.0%	-0.4%	0.0%	-0.4%

Medical	375,118	367,632	2.0%	0.0%	2.0%	0.0%	2.0%

Total Health Care Distribution	1,450,363	1,387,416	4.5%	-0.5%	5.0%	2.7%	2.3%

Technology and value-added services	66,884	63,862	4.7%	-0.4%	5.1%	0.3%	4.8%

Total North America	$1,517,247	$1,451,278	4.5%	-0.5%	5.0%	2.6%	2.4%

International	Q1 2014	Q1 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$527,332	$477,841	10.4%	2.2%	8.2%	4.9%	3.3%

Animal Health	348,839	332,312	5.0%	0.8%	4.2%	0.0%	4.2%

Medical	22,296	21,230	5.0%	4.1%	0.9%	0.0%	0.9%

Total Health Care Distribution	898,467	831,383	8.1%	1.7%	6.4%	2.8%	3.6%

Technology and value-added services	14,445	10,850	33.1%	3.9%	29.2%	15.0%	14.2%

Total International	$912,912	$842,233	8.4%	1.7%	6.7%	2.9%	3.8%

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Exhibit B

Henry Schein, Inc.
2014 First Quarter
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2014	2013	Growth
Net Income attributable to Henry Schein, Inc.	$102,099	$91,478	11.6%
Diluted EPS attributable to Henry Schein, Inc.	$1.18	$1.03	14.6%

Non-GAAP Adjustments (after-tax)
Accelerated amortization of deferred financing costs (1)	$-	$2,679
Total non-GAAP adjustments to Net Income attributable to
Henry Schein, Inc.	$-	$2,679
Total non-GAAP adjustments to diluted EPS attributable to
Henry Schein, Inc.	$-	$0.03

Non-GAAP Net Income attributable to Henry Schein, Inc.	$102,099	$94,157	8.4%
Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.18	$1.06	11.3%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)	Represents non-cash, one-time expenses related to the debt refinancing of Henry Schein Animal Health.

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